Exhibit 10.13

Slide Insurance Holdings, Inc.
RESTRICTED SHARE UNIT AWARD AGREEMENT

This Restricted Share Unit Award Agreement (“Agreement”) is entered into by and between Slide Insurance Holdings, Inc. (the “Company”) and the participant whose name appears below (the “Participant”) in order to set forth the terms and conditions of Restricted Share Units (the “RSUs”) granted to the Participant under the Slide Insurance Holdings, Inc. 2025 Omnibus Incentive Plan (the “Plan”).

Participant’s Name:

Award Type: RSUs

“Date of Grant”:

Number of RSUs:

“Vesting Schedule”

Subject to Section 2 of the Terms and Conditions below, % of the RSUs shall vest on each date as listed below:

Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Participant, on the Date of Grant, the number of RSUs, with the Vesting Schedule as set forth above. Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan.

IN WITNESS WHEREOF, the Company has duly executed and delivered this Agreement as of the Date of Grant.

Slide Insurance Holdings, Inc.		PARTICIPANT

By:
Bruce Lucas
Title: Chief Executive Officer

Slide Insurance Holdings, Inc.
2025 OMNIBUS INCENTIVE PLAN
Terms and Conditions of RSU Grant

1.
GRANT OF RSUs. The RSUs have been granted to the Participant as an incentive for the Participant to continue to provide services to the Company and its Subsidiaries, including any Subsidiary employing the Participant (the “Employer”), and to align the Participant’s interests with those of the Company. Each RSU corresponds to one Share. Each RSU constitutes a contingent and unsecured promise by the Company to deliver one Share on the settlement date, as set forth in Section 3.
2.
VESTING; TERMINATION OF SERVICE.
(a)
The RSUs shall vest in accordance with the Vesting Schedule, subject to the Participant’s continuous service with the Company and its Subsidiaries through each applicable vesting date. Unless determined otherwise by the Committee, all unvested RSUs shall be immediately forfeited upon the Participant’s Termination of Service for any reason.
(b)
In the event of the Participant’s (i) Termination of Service by the Company or its Subsidiaries for Cause or (ii) breach of any restrictive covenants that the Participant is subject to with respect to the Company or its Subsidiaries, any outstanding RSUs, whether vested or unvested, shall be immediately forfeited for no consideration.
3.
SETTLEMENT. Except as otherwise set forth in the Plan, vested RSUs will be settled in Shares, and the Participant shall receive the number of Shares that corresponds to the number of RSUs that have become vested as of the applicable vesting date, which Shares shall be delivered as soon as practicable following the applicable vesting date, as determined in the Committee’s sole discretion, but in no event later than March 15 of the of the calendar year immediately following the year in which the RSUs vested.
4.
DIVIDEND EQUIVALENT PAYMENTS. RSUs will not entitle the Participant to any dividends with respect to the underlying Shares unless and until the RSUs are settled in Shares. Notwithstanding the foregoing, if any dividend is declared on Shares, the Participant shall receive a payment in the same amount as the dividend the Participant would have received if he or she held Shares in respect of his or her vested or unvested RSUs held but not previously forfeited immediately prior to the record date of the dividend (a “Dividend Equivalent”). No such Dividend Equivalents will be paid to the Participant with respect to any RSU that is thereafter cancelled or forfeited prior to the applicable vesting date. The Committee will determine the form of payment in its sole discretion and may pay Dividend Equivalents in Shares, cash or a combination thereof. The Company will pay the Dividend Equivalents at such time when the corresponding RSUs settle.
5.
NONTRANSFERABILITY. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated, or pledged by the Participant unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested Shares issuable hereunder, other than (i) to the

Company as a result of forfeiture of the RSUs as provided herein, (ii) by will or the applicable laws of descent and distribution or (iii) as otherwise provided by the Committee.
6.
TAX AND WITHHOLDING.
(a)
The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired upon settlement of the RSUs and the receipt of any dividends and/or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)
In connection with any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company and/or the Employer from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; (ii) requiring the Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company or the Employer; (iii) through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Shares issued on settlement of the RSUs by the number of Shares with an aggregate Fair Market Value that equals the amount of the Tax-Related Items; or (iv) any other method of withholding determined by the Company and permitted by applicable law.
(c)
Depending on the withholding method, the Company and/or the Employer may withhold or account for the Tax-Related Items by considering minimum statutory withholding rates or other withholding rates, including maximum applicable rates in the Participant’s jurisdiction, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the Award, notwithstanding that a number of Shares are held back solely for the purpose of satisfying the Tax-Related Items.
(d)
Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
7.
RIGHTS AS SHAREHOLDER. The Participant will not have any rights as a shareholder in the Shares corresponding to the RSUs prior to settlement of the RSUs.
8.
SECURITIES LAW COMPLIANCE. The Company may, if it determines it is appropriate, affix any legend to the share certificates representing Shares issued upon settlement of the RSUs and any share certificates that may subsequently be issued in substitution for the original certificates. The Company may advise the transfer agent to place a stop order against such Shares if it determines that such an order is necessary or advisable.
9.
COMPLIANCE WITH LAW. Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of Shares issued upon settlement of the RSUs (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.
10.
MISCELLANEOUS.
(a)
No Right to Continued Employment or Service. This Agreement shall not confer upon the Participant any right to continue in the employ or service of the Company or its Subsidiaries, including the Employer, or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company or its Subsidiaries, including the Employer, to modify the terms of or terminate the Participant’s employment or service at any time.
(b)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the RSUs.
(c)
Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the RSUs are subject to the terms and conditions of Section 19 of the Plan (regarding reduction, cancellation, forfeiture or recoupment of Awards upon the occurrence of certain specified events) and that the Participant and the RSUs are or may be subject to the Slide Insurance Holdings, Inc. Compensation Recoupment Policy or any other clawback policy adopted by the Company (as applicable, a “Clawback Policy”). In consideration of the grant of the RSUs under this Agreement, the Participant agrees that, to the extent that the Participant is or becomes covered by the Clawback Policy, the RSUs granted to the Participant pursuant to this Agreement and any Shares issued upon settlement thereof shall be subject to such Clawback Policy as may be in effect from time to time. In the event it is determined that any amounts granted, awarded, paid or otherwise provided to or earned by the Participant must be forfeited or reimbursed to the Company pursuant to any such Clawback Policy, the Participant agrees that the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement.
(d)
Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the RSUs shall not be included in or deemed to be a part of (i) salary, normal salary or other ordinary compensation, (ii) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any bonus, severance benefit, pension, retirement, termination or dismissal indemnity, retirement indemnity or other benefit arrangement of the Company or (iii) any calculation of base pay or regular pay for any purpose.
(e)
Plan to Govern. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.
(f)
Amendment. Subject to the restrictions set forth in the Plan, the Company may from time to time suspend, modify or amend this Agreement or the Plan. Subject to the Company’s rights pursuant to Sections 5(c), 15 and 20 of the Plan, no amendment of the Plan or this Agreement may, without the consent of the Participant, adversely affect the rights of the Participant in a material manner with respect to the RSUs granted pursuant to this Agreement.
(g)
Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
(h)
Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Participant concerning the RSUs granted hereunder and supersede all prior agreements and understandings.
(i)
Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the Participant’s death, acquire any rights hereunder in accordance with this Agreement or the Plan.

(j)
Governing Law. To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.
(k)
Compliance with Section 409A of the Internal Revenue Code.
(i)
The RSUs are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) and shall be interpreted in accordance with Section 409A and treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. The Company reserves the right to modify the terms of this Agreement, including, without limitation, the payment provisions applicable to the RSUs, to the extent necessary or advisable to comply with Section 409A and reserves the right to make any changes to the RSUs so that the RSUs do not become deferred compensation under Section 409A.
(ii)
For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A.
(iii)
Notwithstanding any provision in the Plan or this Agreement to the contrary, if the Participant is a “specified employee” and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Termination of Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period unless another compliant date is specified in the applicable agreement. If the RSUs include a “series of installment payments” (within the meaning of Treas. Reg. § 1.409A-2(b)(2)(iii)), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the RSUs include “dividend equivalents” (within the meaning of Treas. Reg. § 1.409A-3(e)), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the RSUs.
(iv)
Notwithstanding any provision of the Plan or this Agreement to the contrary, in no event shall the Company or its Subsidiaries be liable to the Participant on account of failure of the RSUs to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, under Section 409A.